                                                                   EXHIBIT 10.17

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                       PTC INTERNATIONAL FINANCE II S.A.
                   (a private company with limited liability incorporated under the laws of Luxembourg)

                    PTC INTERNATIONAL FINANCE (HOLDING) B.V.
                   (a private company with limited liability
                incorporated under the laws of The Netherlands)

                      POLSKA TELEFONIA CYFROWA SP. Z O.O.
             (a company incorporated as a limited liability company
                   under the laws of the Republic of Poland)

       *300,000,000 11 1/4% SENIOR SUBORDINATED GUARANTEED NOTES DUE 2009 $150,000,000 11 1/4% SENIOR SUBORDINATED GUARANTEED NOTES DUE 2009

                               PURCHASE AGREEMENT

Dated: November 16, 1999

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

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 SECTION 1.   Representations and Warranties..............................
        (a)   Representations and Warranties of the Issuer, the Guarantor
              and Holdings................................................
              (i)        Similar Offerings................................
              (ii)        Offering Memorandum.............................
              (iii)       Independent Accountants.........................
              (iv)       Financial Statements.............................
              (v)        No Material Adverse Change in Business...........
              (vi)       Incorporation....................................
              (vii)      Good Standing....................................
              (viii)      Capitalization..................................
              (ix)       Authorization of Agreement.......................
              (x)        Authorization of the Indentures..................
              (xi)       Authorization of Notes...........................
              (xii)      Authorization of the Escrow Agreements...........
              (xiii)      Authorization of the Registration Rights
                          Agreement.......................................
              (xiv)      Authorization of the Guarantees..................
              (xv)       Authorization of the Security Agreements.........
              (xvi)      Authorization of the Limited Recourse
                         Guarantees.......................................
              (xvii)     Description of the Indentures, the Notes, the
              Escrow Agreements, the Registration Rights Agreement, the
                         Security Agreements, the Guarantees and the
                         Limited Recourse Guarantees......................
              (xviii)     Absence of Defaults and Conflicts...............
              (xix)      Absence of Labor Dispute.........................
              (xx)       Absence of Proceedings...........................
              (xxi)      Possession of Intellectual Property..............
              (xxii)     Absence of Further Requirements..................
              (xxiii)     Possession of Licenses and Permits..............
              (xxiv)     Title to Property................................
              (xxv)     No Withholding Tax................................
              (xxvi)     Tax Returns......................................
              (xxvii)    Investment Company Act...........................
              (xxviii)   PFIC Status......................................
              (xxix)     Internal Controls................................
              (xxx)     No Additional Documents...........................
              (xxxi)     Insurance........................................
              (xxxii)    Taxes on Subsidiary Indebtedness.................
              (xxxiii)   Rule 144A Eligibility............................
              (xxxiv)   General Solicitation..............................
              (xxxv)    No Substantial U.S. Market Interest or Directed
                        Selling Efforts...................................
              (xxxvi)   No Registration Required..........................
              (xxxvii)   No Stabilization.................................
              (xxxviii)  Forward-Looking Statement........................
              (xxxix)   Luxembourg Listing................................
              (x1)       Submission to Jurisdiction.......................
              (xli)      No Liquidation...................................
              (xlii)      Offering Material...............................
              (xliii)     Year 2000.......................................

                                                                            PAGE
                                                                            ----
              (xlv)      No Sales Except in Accordance with the Dutch
                         Securities Act...................................
        (b)   Officer's Certificates......................................
 SECTION 2.   Sale and Delivery to Initial Purchasers; Closing............
 SECTION 3.   Covenants of the Issuer, the Guarantor and Holdings.........
        (a)   Offering Memorandum.........................................
        (b)   Notice and Effect of Material Events........................
        (c)   Amendment to Offering Memorandum and Supplements............
        (d)   Qualification of Notes for Offer and Sale...................
        (e)   No General Solicitation.....................................
        (f)   Rating of Notes.............................................
        (g)   Luxembourg Stock Exchange Approval..........................
        (h)   DTC and Euroclear...........................................
        (i)   Investment Company..........................................
        (j)   Use of Proceeds.............................................
        (k)   Directed Selling Efforts....................................
        (l)   Press Releases..............................................
        (m)   Regulation M................................................
        (n)   Restriction on Sale of Notes................................
        (o)   PORTAL......................................................
        (p)   Restriction on Resale of Notes..............................
 SECTION 4.   Payment of Expenses.........................................
        (a)   Expenses....................................................
        (b)   Termination of Agreement....................................
 SECTION 5.   Conditions of Initial Purchasers' Obligations...............
        (a)   Offering Memorandum.........................................
        (b)   Opinions of Counsel for the Issuer and the Guarantor........
              (i)        Opinion of Issuer's U.S. Counsel.................
              (ii)        Opinion of Guarantor's Polish Counsel...........
              (iii)       Opinion of Holdings's Netherlands Counsel.......
              (iv)       Opinion of Issuer's Luxembourg Counsel...........
        (c)   Opinion of United States Counsel for the Initial
              Purchasers..................................................
        (d)   Officers' Certificate.......................................
        (e)   Accountants' Comfort Letter.................................
        (f)   Bring-Down Comfort Letter...................................
        (g)   Luxembourg Listing..........................................
        (h)   Clearance and Settlement....................................
        (i)   Maintenance and Rating......................................
        (j)   PORTAL......................................................
        (k)   Additional Documents........................................
        (l)   Termination of Agreement....................................
 SECTION 6.   Subsequent Offers and Resales of the Notes..................
        (a)   Initial Purchasers' Obligations.............................
              (i)        Offers and Sales only to Qualified Institutional
                         Buyers or non-U.S. Persons.......................
              (ii)        No General Solicitation.........................
              (iii)       Purchases by Non-Bank Fiduciaries...............
              (iv)       Subsequent Purchaser Notification................
              (v)        Restrictions on Transfer.........................
              (vi)       Actions Regarding Other Offerings................
              (vii)      Restrictions Under United Kingdom Securities
                         Regulations......................................

                                                                            PAGE
                                                                            ----
              (viii)      No Sales of the Notes in Poland.................
              (ix)       Compliance with Applicable Laws..................
        (b)   Covenants of the Issuer, the Guarantor and Holdings.........
              (i)        Due Diligence....................................
              (ii)        Integration.....................................
              (iii)       Rule 144A Information...........................
        (c)   Resale Pursuant to Rule 903 of Regulation S, Rule 144A or
              Other Exemption.............................................
 SECTION 7.   Indemnification.............................................
        (a)   Indemnification of Initial Purchasers.......................
        (b)   Indemnification of Issuer, Guarantor, Holdings and their
              Directors and Officers......................................
        (c)   Actions Against Parties; Notification.......................
        (d)   Settlement Without Consent if Failure to Reimburse..........
 SECTION 8.   Contribution................................................
 SECTION 9.   Representations, Warranties and Agreements to Survive
              Delivery....................................................
SECTION 10.   Termination of Agreement....................................
        (a)   Termination; General........................................
        (b)   Liabilities.................................................
SECTION 11.   Default by One or More of the Initial Purchasers............
SECTION 12.   Notices.....................................................
SECTION 13.   Parties.....................................................
SECTION 14.   Governing Law And Time......................................
SECTION 15.   Agent for Service; Submission to Jurisdiction; Waiver of
              Immunities..................................................
SECTION 16.   Judgment Currency...........................................
SECTION 17.   Counterparts................................................
SECTION 18.   Effect of Headings..........................................
Schedule A Initial Purchasers
Schedule B Pricing Terms
Exhibit A Form of Euro Registration Rights Agreement
Exhibit A-1 Form of Dollar Registration Rights Agreement
Exhibit B Form of Opinion of U.S. Counsel
Exhibit C Form of Polish Law Opinion of Company's Counsel
Exhibit D Form of Opinion of Holders' Netherlands Counsel
Exhibit E Form of Opinion of Issuer's Luxembourg Counsel
Exhibit F Form of Arthur Andersen Comfort Letter

                       PTC INTERNATIONAL FINANCE II S.A.
                   (a private company with limited liability incorporated under the laws of Luxembourg)

                    PTC INTERNATIONAL FINANCE (HOLDING) B.V.
                   (a private company with limited liability
                incorporated under the laws of The Netherlands)

                      POLSKA TELEFONIA CYFROWA SP. Z O. O.
             (a company incorporated as a limited liability company
                   under the laws of the Republic of Poland)

       *300,000,000 11 1/4% Senior Subordinated Guaranteed Notes Due 2009 $150,000,000 11 1/4% Senior Subordinated Guaranteed Notes Due 2009

                               PURCHASE AGREEMENT

To:  Merrill Lynch International                               November 16, 1999
     Ropemaker Place
     25 Ropemaker Street
     London EC2Y 9LY
     Salomon Brothers International Limited
     Victoria Plaza
     111 Buckingham Palace Road
     London SW1W 0SB
     England

Ladies and Gentlemen:

     PTC International Finance II S.A., a company with limited liability incorporated under the laws of Luxembourg (the "Issuer"), PTC International Finance (Holding) B.V. ("Holdings"), a company incorporated under the laws of The Netherlands and Polska Telefonia Cyfrowa Sp. z o.o., a limited liability company under the laws of the Republic of Poland (the "Guarantor"), pursuant to this agreement (the "Agreement") each hereby confirm their agreement with Merrill Lynch International and Salomon Brothers International Limited (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Issuer and the purchase by the Initial Purchasers (the "Offering"), acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of *300,000,000 aggregate principal amount of the Issuer's 11 1/4 % Senior Subordinated Guaranteed Notes due 2009 (the "Euro Notes") and of $150,000,000 aggregate principal amount of the Issuer's 11 1/4% Senior Subordinated Guaranteed Notes due 2009 (the "Dollar Notes" and, along with the Euro Notes, the "Notes"). The Euro Notes are to be issued pursuant to an indenture dated as of November 23, 1999 (the "Euro Notes Indenture") among the Issuer, the Guarantor, Holdings and State Street Bank and Trust Company, as trustee (the "Euro Notes Trustee"), and the Dollar Notes are to be issued pursuant to an indenture dated as of November 23, 1999 (the "Dollar Notes Indenture" and, along with the Euro Notes Indenture, the "Indentures") among the Issuer, the Guarantor, Holdings and State Street Bank and Trust Company, as trustee (the "Dollar Notes Trustee" and, together with the Euro Notes Trustee, the "Trustees"). The obligations of the Issuer under the Euro Notes Indenture and the Euro Notes will be fully and unconditionally guaranteed pursuant to a guarantee (the "Euro Notes Guarantee") made by the Guarantor. The obligations of the Issuer under the Dollar Notes Indenture and the Dollar Notes will be fully and unconditionally guaranteed pursuant to a guarantee (the "Dollar Notes Guarantee", and, together with the Euro Notes Guarantee, the "Guarantees") made by the Guarantor. Notes issued in book-entry form pursuant to Rule 144A (as defined below) and Dollar Notes issued in book-entry form pursuant to Regulation S (as defined below) will be deposited with the relevant Trustee as custodian for, and registered in the name of Cede & Company as nominee of, The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b) hereof) (the "DTC Agreement"), among the Issuer, the Guarantor, the relevant Trustee and DTC. Euro Notes issued in book-entry form pursuant to Regulation S will be deposited with the relevant Trustee as common depositary for, and registered in the name of a nominee of, Euroclear and Cedelbank.

     The holders of Notes will be entitled to the benefits of a Registration Rights Agreement, in substantially the form attached hereto as Exhibit A and A-1 with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement"), pursuant to which the Issuer and the Guarantor will agree to file a registration statement (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes referred to in the Registration Rights Agreement under the Securities Act of 1933, as amended (the "Securities Act").

     Concurrently with the closing of the offering of the Notes, Holdings will deposit in accounts (the "Escrow Accounts") pursuant to escrow agreements (the "Escrow Agreements"), each to be entered into by Holdings in favor of the relevant Trustee for the benefit of the holders of the relevant Notes, an amount in cash, European government securities or U.S. government securities that, together with the interest received thereon, will be sufficient to pay when due the first five interest payments on the Notes. The Notes will be secured by a first priority security interest in the Escrow Accounts granted pursuant to security agreements (the "Security Agreements") each made by Holdings in favour of State Street Bank and Trust Company as collateral agent (the "Collateral Agent") for the benefit of the Euro Notes Trustee or the Dollar Notes Trustee, as the case may be. Holdings will also provide guarantees (the "Limited Recourse Guarantees") of the Issuer's obligations under the Notes, the recourse under which will be limited to amounts deposited in the Escrow Accounts.

     The Issuer will advance all of the net proceeds from the issue and sale of the Notes to Holdings who, following its purchase of European government securities or U.S. government securities as referred to above and/or the deposit of cash and any such purchased securities in the Escrow Accounts, will advance the remainder of such net proceeds to the Guarantor. The advances by the Issuer of such net proceeds to Holdings and by Holdings of the remainder of such net proceeds to the Guarantor will each be made against the issuance by Holdings and the Guarantor of intercompany notes.

     The Issuer, the Guarantor and Holdings understand that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in reliance upon an exemption from the registration requirements of the Securities Act, and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers ("Subsequent Purchasers") at any time on or after the date of this Agreement. The Notes are to be offered and sold to the Initial Purchasers without being registered under the Securities Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Notes and the Indentures, investors that acquire Notes may only resell or otherwise transfer such Notes if such Notes are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the Securities Act by the Commission).

     The Issuer, the Guarantor and Holdings have prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated November 1, 1999 (the "Preliminary Offering Memorandum") and have prepared and will deliver to each Initial Purchaser promptly upon its being completed copies of a final offering memorandum dated November 16, 1999 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or Offering of, the Notes. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), which has been prepared and delivered by the Issuer, the Guarantor and Holdings to the Initial Purchasers in connection with their solicitation of purchases of, or the Offering of, the Notes.

     SECTION 1.  REPRESENTATIONS AND WARRANTIES.

     (a) Representations and Warranties of the Issuer, the Guarantor and Holdings. Each of the Issuer, the Guarantor and Holdings jointly and severally represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

     (i) Similar Offerings. The Guarantor and its affiliates, as such term is defined in Rule 501(b) of Regulation D under the Securities Act ("Affiliates"), have not, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, and will not, directly or indirectly, solicit any offer to buy or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act.

     (ii) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Issuer, the Guarantor or Holdings in writing by any Initial Purchaser expressly for use in the Offering Memorandum.

     (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules thereto included in the Offering Memorandum are independent certified public accountants with respect to the Guarantor, Holdings and the Issuer (Holdings, PTC International Finance B.V. and the Issuer each being a "Subsidiary" and collectively the "Subsidiaries") within rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings.

     (iv) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Guarantor and the Subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Accounting Standards ("IAS") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have (other than "Subscribers at End of Period" and "Monthly Churn Rate") been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

     (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, in the earnings, business affairs or business prospects of the Guarantor and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Guarantor or any of the Subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Guarantor and the Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by either the Issuer or the Guarantor on any class of its capital stock.

     (vi) Incorporation. The Issuer has been duly incorporated and is validly existing as a legal entity in the form of a private company with limited liability ("societe anonyme") under the laws of Luxembourg, with full corporate power and authority to own its material properties, to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Indentures and the Notes. Holdings has been duly incorporated and is validly existing as a legal entity in the form of a private company with limited liability ("besloten vennootschap met beperkte aansprake lijkheid") under the laws of the Netherlands with full corporate power and authority to own its material properties, to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Indentures, the Escrow Agreements, the Security Agreement, and the Limited Recourse Guarantees. The Guarantor has been duly organized and is validly existing as a limited liability company ("spolka z ograniczona odpowiedzialnoscia") under the laws of the Republic of Poland, with full power and authority to own its material properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Indentures and the Guarantees. Neither the Issuer nor Holdings nor the Guarantor is in liquidation, bankruptcy, administration or receivership nor has any petition been presented for the winding up of the Issuer, the Guarantor or Holdings.

     (vii) Good Standing. Each of the Issuer, the Guarantor and Holdings is duly qualified as a foreign corporation to transact business and is in good standing in every jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Issuer has no subsidiaries, and is the only subsidiary of Holdings. Holdings and PTC International Finance B.V. are the only subsidiaries of the Guarantor. The Guarantor has no subsidiaries other than Holdings, PTC International Finance B.V. and the Issuer.

     (viii) Capitalization. The authorized, issued and outstanding capital stock of the Issuer is as set forth in the Offering Memorandum under the heading "The Issuer", the authorized, issued and outstanding capital stock of the Guarantor is as set forth in the Offering Memorandum under the heading "Capitalization". The shares of issued and outstanding capital stock of each of the Issuer, the Guarantor and Holdings have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Issuer, the Guarantor or Holdings was issued by them in violation of the preemptive or other similar rights of any securityholder of the Issuer, the Guarantor or Holdings; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Issuer, the Guarantor or Holdings, shares of common stock or any other class of capital stock. Except as otherwise disclosed in the Offering Memorandum, all of the issued shares of each Subsidiary are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

     (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuer, the Guarantor and Holdings.

     (x) Authorization of the Indentures. Each of the Indentures has been duly authorized by each of the Issuer, the Guarantor and Holdings and at the Closing Time, will have been duly executed and delivered by each of the Issuer, the Guarantor and Holdings and (assuming the due authorization, execution and delivery in accordance with its terms by the relevant Trustee) will constitute a valid and binding agreement of each of the Issuer, the Guarantor and Holdings, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (xi) Authorization of Notes. The Euro Notes and Dollar Notes have been duly authorized by the Issuer and, at the Closing Time, will have been duly executed by the Issuer and, when authenticated, issued and delivered in the manner provided for in the relevant Indentures, and delivered against payment of the purchase price therefor as provided in this Agreement will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and is subject to general principles of equity

          (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indentures and the Registration Rights Agreement.

     (xii) Authorization of the Escrow Agreements. Each of the Escrow Agreements have been duly authorized by Holdings and, at the Closing Time, will have been duly executed and delivered by Holdings and will constitute a legal, valid and binding agreement of Holdings enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (xiii) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized and, at the Closing Time, will have been duly executed and delivered by each of the Issuer and the Guarantor and will constitute a legal, valid and binding agreement of each of the Issuer and the Guarantor, enforceable against each of the Issuer and the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that any rights to indemnification and contribution may be limited by U.S. Federal securities laws and U.S. public policy considerations.

     (xiv) Authorization of the Guarantees. Each of the Guarantees has been duly authorized and, at the Closing Time, will have been duly executed and delivered by the Guarantor and will constitute a legal, valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (xv) Authorization of the Security Agreements. The Security Agreements have been duly authorized and, at Closing Time, will have been duly executed and delivered by Holdings and will each constitute a legal, valid and binding agreement of Holdings, enforceable against Holdings in accordance with their terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (xvi) Authorization of the Limited Recourse Guarantees. Each of the Limited Recourse Guarantees has been duly authorized and, at the Closing Time, will have been duly executed and delivered by Holdings and will constitute a valid and binding agreement of Holdings, enforceable against Holdings in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (xvii) Description of the Indentures, the Notes, the Escrow Agreements, the Registration Rights Agreement, the Security Agreements, the Guarantees and the Limited Recourse Guarantees. The Indentures, the Notes, the Escrow Agreements, the Registration Rights Agreement, the Security Agreements, the Guarantees and the Limited Recourse Guarantees will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

     (xviii) Absence of Defaults and Conflicts. Except as otherwise set forth in the Offering Memorandum, the (A) issuance and sale of the Notes to the Initial Purchasers by the Issuer pursuant to this

          Agreement, (B) execution, delivery and performance of the Registration Rights Agreement by each of the Issuer And the Guarantor, (C) execution, delivery and performance of this Agreement, and the Indentures by each of the Issuer, the Guarantor and Holdings, (D) the execution, delivery and performance of the Guarantees by the Guarantor, (E) the execution, delivery and performance of the Escrow Agreements, the Security Agreements and the Limited Recourse Guarantees by Holdings, (F) compliance by each of the Issuer, the Guarantor and Holdings with all the provisions hereof and thereof, and
          (G) consummation of the transactions contemplated hereby and thereby by each of the Issuer, the Guarantor and Holdings do not require any consent, authorization, approval or order of, or filing or registration with or notice to, any court, regulatory body, central bank, administrative agency or other governmental body (except as many be required under blue sky laws of the various states of the United States and those consents, authorizations, approvals, orders, filing, registrations or notices which have been obtained or made, as the case may be, or may be obtained or made, as the case may be, pursuant to the Registration Rights Agreement) and do not conflict with, or constitute a breach or a violation of any of the terms or provisions of, or a default under, the memorandum or articles of association or other constitutive documents of the Issuer, the Guarantor or Holdings, or any material debenture, note or other evidence of indebtedness or any material indenture, agreement, or other instrument to which they may be party or by which they may be bound or to which any of their respective properties is subject or any law, statute, rule, regulation, judgment or decree applicable to any of them.

     (xix) Absence of Labor Dispute. No labor dispute with the employees of the Guarantor or the Subsidiaries exists or, to the knowledge of the Guarantor or the Subsidiaries, is imminent and neither the Guarantor nor the Subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect. Other than agreements with individual employees, there are no general or individual labor agreements or arrangements, or customs or practices of the Guarantor or the Subsidiaries and there has been no proposal to establish any such agreement, arrangement, custom or practice which could reasonably be expected to result in a Material Adverse Effect.

     (xx) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer, the Guarantor or Holdings, threatened, against or affecting the Guarantor or any of the Subsidiaries, or to which the Guarantor or any of the Subsidiaries is a party, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to adversely affect the properties or assets of the Guarantor or any of the Subsidiaries in a manner that is material and adverse to the Guarantor and the Subsidiaries considered as one enterprise or the consummation of this Agreement, the Indentures, the Notes, the Escrow Agreements, the Registration Rights Agreement, the Security Agreements, the Guarantees and the Limited Recourse Guarantees or the performance by the Issuer, the Guarantor or Holdings of their obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Guarantor or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xxi) Possession of Intellectual Property. The Guarantor and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Guarantor nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Guarantor or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (xxii) Absence of Further Requirements. Except for permits that have been obtained, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required (A) for the performance by the Issuer, the Guarantor or Holdings of their respective obligations hereunder, in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the Offering or any of the other transactions contemplated by this Agreement, the Indentures, the Escrow Agreements, the Registration Rights Agreement, the Security Agreements, the Guarantees, the Limited Recourse Guarantees or the Offering Memorandum, or (B) to permit the Issuer, the Guarantor or Holdings to (1) effect payments of principal of and premium and interest on the Notes and, if issued, the Exchange Notes referred to in the Registration Rights Agreement, or (2) perform their other obligations under the Indentures.

     (xxiii) Possession of Licenses and Permits. The Guarantor and the Subsidiaries possess such permits, licenses, approvals, concessions, consents and other authorizations (including, without limitation, all permits required for the operation of the business of the Guarantor and the Subsidiaries by the Republic of Poland) (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, other governmental authorities or self regulatory organizations necessary to conduct the business now operated by them except for such Governmental Licenses the failure of which to obtain, maintain or possess by the Guarantor and its Subsidiaries would not have a Material Adverse Effect; the Guarantor and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Guarantor nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xxiv) Title to Property. The Guarantor or the Subsidiaries have good and marketable title to all real property owned by the Guarantor or the Subsidiaries, as the case may be, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Offering Memorandum or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Guarantor or any of the Subsidiaries; and all of the leases and subleases material to the business of the Guarantor and the Subsidiaries, considered as one enterprise, and under which the Guarantor or any of the Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Guarantor nor any of the Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Guarantor or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such Guarantor or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

     (xxv) No Withholding Tax. Except as disclosed in the Offering Memorandum, under current laws and regulations (and interpretations thereof) of the Republic of Poland, The Netherlands and Luxembourg and any political subdivision thereof, all payments due or made on the Guarantees or the Limited Recourse Guarantees to holders of Notes or Exchange Notes (as defined in the Indentures) who are non-residents of the Republic of Poland, Luxembourg or The Netherlands and do not have a branch, agency or permanent establishment nor carry on any trade in the Republic of Poland, Luxembourg or The Netherlands to which the holding of Notes or Exchange Notes is attributable, will not be subject to income, withholding or other taxes under laws and regulations of the Republic of Poland, Luxembourg or The Netherlands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Republic of Poland, Luxembourg and The Netherlands or any political subdivision or taxing authority thereof or therein or without the necessity of obtaining any governmental authorization in the Republic of Poland, Luxembourg and The Netherlands or any political subdivision or taxing authority thereof or therein.

     (xxvi) Tax Returns. All income and franchise tax returns of the Guarantor and any of the Subsidiaries, required to be filed by the applicable laws of Luxembourg, The Netherlands, Poland and any other jurisdiction in which the Guarantor and its Subsidiaries conduct their business have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. Each of the Guarantor and the Subsidiaries has filed all other tax returns that are required to have been filed by it pursuant to applicable law except insofar as the failure to file such returns could not have a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Guarantor or any of the Subsidiaries, as the case may be, in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a Material Adverse Effect.

     (xxvii) Investment Company Act.  Neither the Issuer nor the Guarantor nor
             Holdings is, and upon the issuance and sale of the Notes and the issuance of the Guarantees and the Limited Recourse Guarantees as herein contemplated and the application of the net proceeds from the issuance and sale of the Notes as described in the Offering Memorandum will not be, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (xxviii) PFIC Status. Neither the Issuer nor the Guarantor nor Holdings believes that it is, nor do any of them expect to become, (A) passive foreign investment companies within the meaning of Section 1296 of the Internal Revenue Code of 1986, as amended (the "Code"), or (B) foreign personal holding companies within the meaning of Section 552 of the Code.

     (xxix) Internal Controls. The Issuer, the Guarantor and Holdings maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IAS and to maintain accountability of assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and
             (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (xxx) No Additional Documents. There are no contracts or documents of a character that would be required to be described in the Offering Memorandum, if it were a prospectus filed as part of a registration statement on Form F-1 under the Securities Act, that are not described as would be so required. All such contracts so described in the Offering Memorandum to which the Guarantor or any of the Subsidiaries is party have been duly authorized, executed and delivered by the Guarantor or the relevant Subsidiary and constitute valid and binding agreements of the Guarantor or such Subsidiary.

     (xxxi) Insurance. The Guarantor and the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance the Guarantor believes to be appropriate and is in amounts and insures against such losses or risks as are customary in the industry in which the Guarantor and the Subsidiaries operate. None of the Guarantor or any of the Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance except such notices as are not reasonably likely to have a Material Adverse Effect.

     (xxxii) Taxes on Subsidiary Indebtedness. Except as described in the Offering Memorandum, as of the date hereof, no material income, stamp or other taxes or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be, under applicable law in the Republic of Poland, under applicable law in The Netherlands or under applicable law in Luxembourg, imposed, assessed, levied or collected by the Republic of Poland, The Netherlands or Luxembourg, or any political subdivision or taxing authority thereof or therein or on or in respect of principal, interest, premiums, penalties or other amounts payable under any indebtedness (A) of the Guarantor held by the Issuer pursuant to the Guarantees or (B) of Holdings held by the Issuer pursuant to the Limited Recourse Guarantees.

     (xxxiii) Rule 144A Eligibility. The Notes are eligible for resale pursuant to Rule 144A under the Securities Act and will not be, at the Closing Time, of the same class as securities held on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

     (xxxiv) General Solicitation. None of the Issuer, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their respective Affiliates and any person acting on their behalf, as to whom the Issuer makes no representation) has engaged, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     (xxxv)  No Substantial U.S. Market Interest or Directed Selling
             Efforts. With respect to those Notes sold in reliance on Regulation S, (A) neither the Issuer nor the Guarantor nor Holdings reasonably believes there is "substantial U.S. market interest" (as such term is defined in Regulation S) in the Notes at the commencement of the Offering, (B) none of the Issuer, the Guarantor, Holdings, their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their respective Affiliates and anyone acting on their behalf, as to whom the Issuer, the Guarantor and Holdings make no representation) has engaged in any directed selling efforts (as that term is defined in Regulation S) in the United States, and (C) each of the Issuer and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers and their respective Affiliates and anyone acting on their behalf, as to whom the Issuer makes no representation) has complied with the offering restrictions requirement of Regulation S.

     (xxxvi) No Registration Required.  Subject to compliance by the Initial
             Purchasers with the representations and warranties set forth in
             Section 2 hereof and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers, and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act or to qualify the Indentures under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     (xxxvii) No Stabilization. Except as described in the Offering Memorandum, none of the Issuer, the Guarantor or Holdings or any of their officers, directors or controlling persons has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

     (xxxviii) Forward-Looking Statement. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (xxxix) Luxembourg Listing. Application has been made to list the Notes on the Luxembourg Stock Exchange and, in connection therewith, the Issuer has caused to be prepared and submitted to the Luxembourg Stock Exchange a listing application with respect to the Notes (the "Listing Application"). The Listing Application (A) complies in all material respects with the requirements of the Luxembourg Stock Exchange and (B) has been submitted to the Luxembourg Stock Exchange. There is no requirement of the Luxembourg Stock Exchange to deliver any document other than the Offering Memorandum to prospective purchasers or purchasers of Notes from the Initial Purchasers in connection with the offer and sale by the Initial Purchasers of the Notes.

     (x1) Submission to Jurisdiction. Each of the Issuer, the Guarantor and Holdings has the power to submit, and pursuant to this Agreement, the Indentures, the Registration Rights Agreement, the Escrow Agreement, the Security Agreements, the Guarantees, the Limited Recourse Guarantees and the Notes, as applicable, has legally, validly, effectively and irrevocably submitted to the non-exclusive jurisdiction of the New York courts and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in Section 14.09 of each of the Indentures.

     (xli) No Liquidation. No proceedings have been commenced for the purposes of, and no judgment has been rendered for, the liquidation, bankruptcy or winding-up of the Guarantor or any of the Subsidiaries.

     (xlii) Offering Material. The Issuer has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Offering Memorandum, any preliminary Offering Memorandum, or other materials, if any, permitted by the Securities Act and approved by the Initial Purchasers.

     (xliii) Year 2000. The Guarantor has reviewed its operations and that of the Subsidiaries to evaluate the extent to which their respective businesses or operations will be affected by the Year 2000 Problem. The Year 2000 problem means any significant risk that computer hardware or software applications used by the Guarantor and the Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. As a result of such review, (A) the Guarantor has no reason to believe, and does not believe, that (1) there are any issues related to their preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Offering Memorandum which have not been accurately described in the Offering Memorandum and (2) except as otherwise disclosed in the Offering Memorandum, the Year 2000 Problem will have a Material Adverse Effect or result in any material loss or interference with the business or operations of the Guarantor and the Subsidiaries, taken as a whole; and (B) the Guarantor reasonably believes, after due inquiry, that, except as otherwise disclosed in the Offering Memorandum, the suppliers, vendors, customers or other material third parties used or served by the Guarantor and the Subsidiaries which are material to the earnings, business affairs or business prospects of the Guarantor and the Subsidiaries, taken as a whole, are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a Material Adverse Effect.

     (xliv) Collateral. Upon the acquisition by the relevant Collateral Agent of a security entitlement in an Escrow Account, in accordance with the terms of the relevant Escrow Agreement, the pledge of and grant of a security interest in the Collateral (as defined in the relevant Escrow Agreement) securing the payment of the Obligations (as defined in the relevant Escrow Agreement) in favor of the Collateral Agent will constitute a first priority perfected security interest in such Collateral, enforceable as such against all creditors of Holdings, the Issuer or the Guarantor (and any persons purporting to purchase any of the Collateral from Holdings, the Issuer or the Guarantor).

     (xlv) No Sales Except in Accordance with the Dutch Securities Act. None of the Issuer, the Guarantor or Holdings (A) has offered or sold nor shall they offer or sell any Notes, whether directly or indirectly, as part of the Offering or at any time thereafter, to any individual or legal entity anywhere in the world other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or business within the meaning of the Exemption Regulation of 21 December 1995 (as amended) issued pursuant to The Netherlands' Securities Markets Supervision Act 1995 ("Wet Toezicht Effectenverkeer 1995", hereinafter the "Dutch Securities Act") (which includes banks, brokers, securities institutions, insurance companies, pension funds, investment institutions, other institutional investors and other parties, including treasury departments of commercial enterprises and finance companies of groups, which are regularly active in the financial markets in a professional manner) and (B) has mentioned and will mention upon making any offer of the Notes and in all offer advertisements, publications and other documents in which an offer of the Notes is made or a forthcoming offer is announced that the offer is exclusively made to the said individuals or legal entities. It is understood that these restrictions shall cease to apply if Holdings becomes the obligor with respect to the Notes and the Securities Board of The Netherlands (Stichting Toezicht Effectenverkeer) shall have granted a dispensation (ontheffing) to a registration statement filed with the Commission in connection with an exchange offer for the Notes.

     (b) Officer's Certificates. Any certificate signed by any Management or Supervisory board member, officer or authorized representative of the Guarantor or any of the Subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Issuer, the Guarantor or Holdings, as the case may be, to each Initial Purchaser as to the matters covered thereby.

     SECTION 2.  SALE AND DELIVERY TO INITIAL PURCHASERS; CLOSING.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Issuer, at the price set forth in Schedule B, the aggregate principal amount of Notes set forth in Schedule A opposite the name of such Initial Purchasers plus any additional principal amount of Notes which such Initial Purchasers may become obligated to purchase pursuant to the provisions of Section 11 hereof.

     (b) Payment of the purchase price for the Notes shall be made at the offices of Clifford Chance, 200 Aldersgate Street, London EC1A 4JJ, United Kingdom, or at such other place as shall be agreed upon by the Initial Purchasers, the Issuer and the Guarantor, at 9:00 A.M. (London time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchasers, the Issuer and the Guarantor (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer or the Guarantor, against delivery to the Initial Purchaser for the respective accounts of the Initial Purchasers of certificates for the Notes to be purchased by them. Each of Merrill Lynch International and Salomon Brothers International Limited, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

     Qualified Institutional Buyer. Each Initial Purchaser hereby represents and warrants to, and agrees with, the Issuer that it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (a "Qualified Institutional Buyer").

     Denominations; Registration. Certificates for the Notes shall be in such denominations (*1,000 or $1,000, as the case may be, principal amount at maturity or integral multiples thereof), and registered in such names as the Initial Purchasers may request in writing at least two full business days before the Closing Time. The Notes, which may be in temporary form, will be made available for examination and packaging by the Initial Purchasers in The City of London not later than 5:00 P.M. on the last business day prior to the Closing Time.

     SECTION 3. COVENANTS OF THE ISSUER, THE GUARANTOR AND HOLDINGS. Each of the Issuer, the Guarantor and Holdings covenants with each Initial Purchaser as follows:

     (a) Offering Memorandum. The Issuer or the Guarantor, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto as such Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. The Issuer, the Guarantor or Holdings will immediately notify each Initial Purchaser and confirm such notice in writing, of (i) any filing made by the Issuer, the Guarantor or Holdings of information relating to the Offering with any securities exchange or any other regulatory body in the United States, Luxembourg or any other jurisdiction, and (ii) prior to the completion of the placement of the Notes by the Initial Purchasers, of any material changes in or affecting the earnings or business affairs or business prospects of the Guarantor or any of the Subsidiaries which (x) make any statement in the Offering Memorandum false or misleading in any material respect, or (y) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the opinion of any of the Issuer, Guarantor, Holdings, the Initial Purchasers or legal counsel for the Issuer, Guarantor or Holdings or for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing or, if, in the opinion of the Initial Purchasers' legal counsel or legal counsel for the Issuer, the Guarantor or Holdings, it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Issuer will forthwith amend or supplement, at its own expense, the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish each Initial Purchaser such number of copies as such Initial Purchaser may reasonably request and each Initial Purchaser shall forthwith furnish such amendment or supplement to each party to which it has sold or intends to sell the Notes.

     (c) Amendment to Offering Memorandum and Supplements. The Issuer or the Guarantor will advise each Initial Purchaser as soon as possible of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment without the Initial Purchasers' prior written consent. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
           Section 5 hereof.

     (d) Qualification of Notes for Offer and Sale. The Issuer, the Guarantor and Holdings will use their reasonable efforts, in cooperation with the Initial Purchasers, to qualify the Notes for offering and sale under the applicable securities laws of such countries, states of the United States and other jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect as long as required for the sale of the Notes. The Issuer, the Guarantor and Holdings will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Issuer, the Guarantor and Holdings will also supply such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Initial Purchasers may reasonably request.

     (e) No General Solicitation. Except in connection with the Exchange Notes as contemplated in the Registration Rights Agreement, neither the Issuer nor the Guarantor nor Holdings (i) will solicit or to cause any of their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their respective Affiliates and any person acting on their behalf, as to whom the Issuer, the Guarantor and Holdings make no representation) to solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) will not, and will not request their Affiliates to, offer, sell or solicit offers to buy or otherwise negotiate in respect of any Security (as defined in the Securities Act) the offering of which security could be integrated with the sale of the Notes in a manner that would require the registration of any of the Notes under the Securities Act.

     (f) Rating of Notes. The Issuer, the Guarantor and Holdings shall take all reasonable action necessary to enable Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Notes.

     (g) Luxembourg Stock Exchange Approval. The Issuer, the Guarantor and Holdings will use their best efforts to effect the listing of the Notes and the Exchange Securities on the Luxembourg Stock Exchange.

     (h) DTC and Euroclear. The Issuer, the Guarantor and Holdings will cooperate with the Initial Purchasers and use their best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC and/or Euroclear and/or Cedelbank, as the case may be.

     (i) Investment Company. Neither the Issuer nor the Guarantor nor Holdings will become an open-end investment company, a unit investment trust or a face-amount certificate company required to be registered under the Investment Company Act, and neither will any of them become a closed-end investment company required to be registered, but not registered, thereunder.

     (j) Use of Proceeds. The Issuer, the Guarantor and Holdings will each use the net proceeds received by it from the sale of the Notes in the manner specified in the Offering Memorandum under "Use of Proceeds."

     (k) Directed Selling Efforts. Neither the Issuer nor the Guarantor nor Holdings will engage nor cause any of their Affiliates or any person acting on its or their behalf (other than the Initial Purchaser, and any of their Affiliates, or any person acting on their behalf) to engage in any directed selling efforts (as such term is defined under Regulation S) in the United States with respect to the Notes, and the Issuer, the Guarantor and Holdings will comply and request such affiliate and such other person acting on its or their behalf (except as aforesaid) to comply with the offering restrictions requirement of Regulation S.

     (l) Press Releases. Neither the Issuer nor the Guarantor nor Holdings will issue any press release or other communication directly or indirectly or hold any press conference with respect to the Guarantor or any of the Subsidiaries, the condition, financial or otherwise (except for routine oral marketing communications in the ordinary course of business and consistent with past practice), or the earnings, business affairs or business prospects of the Guarantor or any of the Subsidiaries, without the prior consent of the Initial Purchasers, unless (i) in the period beginning prior to the Closing Time and for 45 days subsequent to the Closing Time, in the judgment of the Guarantor or the Issuer and its respective legal counsel, and after notification to the Initial Purchasers, such press release or communication is required by law or except as issued in accordance with Rule 135c of the Securities Act and (ii) during the period beginning 46 days subsequent to the Closing Time and ending 90 days subsequent to the Closing Time, in the judgment of the Guarantor or the Issuer and its respective legal counsel, and after notification to the Initial Purchasers, except as issued in accordance with the Securities Act.

     (m) Regulation M. In connection with the offering of the Notes, until the Initial Purchasers shall have notified the Issuer of the completion of the resale of the Notes, neither the Issuer nor the Guarantor nor Holdings will cause their affiliated purchasers (as defined in Regulation M under the Exchange Act) to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes, or attempt to induce any person to purchase any Notes; and neither the Issuer nor the Guarantor nor Holdings will cause their affiliated purchasers to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Notes.

     (n) Restriction on Sale of Notes. During a period of 180 days from the date of the Offering Memorandum, neither the Issuer nor the Guarantor nor Holdings will, without the prior written consent of the Initial Purchasers, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Issuer, the Guarantor or Holdings or securities of the Issuer, the Guarantor or Holdings that are convertible into, or exchangeable for, the Notes or such other debt securities.

     (o) PORTAL. The Issuer, the Guarantor and Holdings will use their best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

     (p) Restriction on Resale of Notes. Neither the Issuer nor the Guarantor nor Holdings will, nor will they permit any of their Affiliates under their control, resell any Notes that have been acquired by any of them.

     SECTION 4. PAYMENT OF EXPENSES. (a) Expenses. Each of the Issuer, the Guarantor and Holdings, jointly and severally, whether or not any sale of the Notes is consummated, shall pay all expenses incident to the performance of their obligations under this Agreement including (i) the preparation, printing and filing of the Offering Memorandum (including financial statements) and each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indentures, the Registration Rights Agreement, the Escrow Agreements, the Security Agreements, the Guarantees, the Limited Recourse Guarantees and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Initial Purchasers, including any charges of DTC, Euroclear or Cedelbank in connection therewith, (iv) the fees and disbursements of the counsel, accountants and other advisors of the Issuer, the Guarantor and Holdings, (v) the qualification of the Notes under the securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustees, registrars and paying agents, including the fees and disbursements of counsel for such persons in connection with the Indentures and the Notes; (vii) any fees payable to rating agencies in connection with the rating of the Notes; (viii) the filing fees incident to, and the reasonable disbursements of United States counsel to the Initial Purchasers in connection with, the review by the NASD with respect to the initial and continued designation of the Notes as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322 and (ix) any fees charged by the Luxembourg Stock Exchange in connection with the listing of the Notes on the Luxembourg Stock Exchange and expenses incurred with respect to documentation prepared relating thereto.

     (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or 10(a)(i), the Issuer, the Guarantor and Holdings shall reimburse the Initial Purchasers for all their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     SECTION 5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Issuer, the Guarantor and Holdings contained in Section 1 hereof or in certificates of any Management or Supervisory board member, officer of the Issuer, the Guarantor or Holdings delivered pursuant to the provisions hereof, to the performance in all material respects by the Issuer, the Guarantor and Holdings of their covenants and other obligations hereunder, and to the following further conditions:

     (a) Offering Memorandum. The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree.

     (b) Opinions of Counsel for the Issuer and the Guarantor. (i) Opinion of Issuer's U.S. Counsel. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Clifford Chance, U.S. counsel for the Issuer, the Guarantor and Holdings, in form and substance satisfactory to counsel for the Initial Purchasers together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

     (ii) Opinion of Guarantor's Polish Counsel. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Clifford Chance, Polish counsel for the Guarantor in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

     (iii) Opinion of Holdings's Netherlands Counsel. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Clifford Chance, Netherlands counsel to Holdings, in form and substance satisfactory to counsel for the Initial Purchasers together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

     (iv) Opinion of Issuer's Luxembourg Counsel. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Faltz & Kremer, Luxembourg counsel to the Issuer, in form and substance satisfactory to counsel for the Initial Purchasers together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

     (c) Opinion of United States Counsel for the Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, U.S. counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to certain of the matters set forth in Exhibit B hereto.

     (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and the Subsidiaries considered as one enterprise, and the Initial Purchasers shall have received a certificate from each of an authorized representative of each of the Issuer, Holdings and members of the relevant Supervisory or Management Board authorized to sign on behalf of the Guarantor and of the chief operating officer or chief financial officer of the Guarantor respectively, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) each of the Issuer, the Guarantor and Holdings has complied on all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Arthur Andersen Sp. z o.o. a letter dated such date, in form and substance satisfactory to the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit F hereto containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (f) Bring-Down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Arthur Andersen Sp. z o.o. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) Luxembourg Listing. At the Closing Time, the Notes shall have been approved for listing on the Luxembourg Stock Exchange.

     (h) Clearance and Settlement. (i) DTC shall have approved the forms of the Rule 144A Global Securities (as defined in the Indentures) and (ii) Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system and Cedelbank shall have accepted the Regulation S Global Securities (as defined in the Indentures) for clearance.

     (i) Maintenance and Rating. At the Closing Time, the Notes shall be rated at least B2 by Moody's and B+ by S&P and the Issuer or the Guarantor shall have delivered to the Initial Purchasers a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Initial Purchasers, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or debt securities of the Guarantor or any Subsidiary by any "nationally recognized substantial rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any debt securities of the Guarantor or any Subsidiary.

     (j) PORTAL. At the Closing Time, the Notes shall have been designated as eligible for trading on PORTAL.

     (k) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained, and all proceedings taken by the Issuer, the Guarantor and Holdings in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and their counsel.

     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Issuer, the Guarantor and Holdings at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 and shall survive any such termination and remain in full force and effect.

     SECTION 6.  SUBSEQUENT OFFERS AND RESALES OF THE NOTES.

     (a) Initial Purchasers' Obligations. Each of the Initial Purchasers, the Issuer, the Guarantor and Holdings hereby establish and agree to observe the following procedures in connection with the offer and sale by the Initial Purchasers of the Notes:

     (i) Offers and Sales only to Qualified Institutional Buyers or non-U.S. Persons. Offers and sales of the Notes will be made only by the Initial Purchasers or their respective Affiliates who are qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or to non-U.S. persons acquiring the securities in an offshore transaction in compliance with Regulation S.

     (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities
            Act) will be used in the United States in connection with the offering or sale of the Notes.

     (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Note acting as fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (b) above, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. Person outside the United States.

     (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Notes from such Initial Purchaser or Affiliate, as the case may be, in the United States that the Notes (A) have not been and will not be registered under the Securities Act, (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act, as the case may be, and (C) may not be offered, sold or otherwise transferred prior to (1) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the date of original issue of the Notes, and (2) such later date, if any, as may be required under applicable laws except (x) to the Issuer, (y) outside the United States in accordance with Rule 904 of Regulation S, or (z) inside the United States in accordance with (I) Rule 144A to a person whom the seller and any person acting on behalf of the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Notes for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A under the Securities Act or (II) pursuant to another available exemption from registration under the Securities Act (it being understood that delivery of the Final Offering Memorandum to such persons shall constitute such reasonable steps).

     (v) Restrictions on Transfer. Each of the Notes will bear, to the extent applicable, the legend contained under "Notices to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein, except after the Notes are resold pursuant to a registration statement effective under the Securities Act. Following the sale of the Notes by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to Holdings, the Guarantor or the Issuer for any losses, damages or liabilities suffered or incurred by Holdings, the Guarantor or the Issuer, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Note.

     (vi) Actions Regarding Other Offerings. Each Initial Purchaser understands that no action has been or will be taken in any jurisdiction (including Luxembourg) that would permit a public offering of Notes, or possession or distribution of the Offering Memorandum or any other offering or publicity materials relating to the Notes, in any country or jurisdiction where action for that purpose is required.

     (vii) Restrictions Under United Kingdom Securities Regulations. Each Initial Purchaser represents, warrants and agrees that (x) it has not offered or sold and prior to the expiration of the period six months after the date of issue of the Notes will not offer to sell in the United Kingdom, by means of any document, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (y) it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (z) it has only issued or passed on, and will only issue or pass on to any person, in the United Kingdom, any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     (viii) No Sales of the Notes in Poland. Each Initial Purchaser represents warrants and agrees that it has not offered or sold and will not offer or sell any Notes in the Republic of Poland except under circumstances that do not constitute a public offering or distribution under the laws and regulations of the Republic of Poland.

     (ix) Compliance with Applicable Laws. Each Initial Purchaser represents, warrants and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers the Notes or has in its possession or distributes the Preliminary Offering Memorandum, the Final Offering Memorandum or any offering or publicity material relating to the Notes.

     (b) Covenants of the Issuer, the Guarantor and Holdings. Each of the Issuer, the Guarantor and Holdings covenants with each Initial Purchaser as follows:

     (i) Due Diligence. In connection with the original distribution of the Notes, the Issuer, the Guarantor and Holdings agree that, prior to any offer or resale of the Notes by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business and legal matters of the Guarantor and the Subsidiaries. The Issuer, Guarantor and Holdings also agree to provide answers to each prospective Subsequent Purchaser of Notes who so requests concerning the Guarantor and the Subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Notes, as provided in the Offering Memorandum.

     (ii) Integration. The Issuer, the Guarantor and Holdings agree that they will not and will cause their Affiliates not to solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Issuer of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Issuer to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers, or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

     (iii) Rule 144A Information. Each of the Issuer, the Guarantor and Holdings agree that, in order to render the Notes eligible for resale pursuant to Rule 144A under the Securities Act, while any of the Notes remain outstanding, it will make available, upon request, to any holder of Notes or prospective purchasers of Notes the information specified in Rule 144A(d)(4), unless it furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information"). For a period of two years after the Closing Time, each of the Issuer, the Guarantor and Holdings will make available upon request copies of all Additional Information, together with such other documents, reports and information as shall be furnished by it to the holders of the Notes.

     (c) Resale Pursuant to Rule 903 of Regulation S, Rule 144A or Other Exemption. Each Initial Purchaser understands that the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has not offered or sold, and will not offer or sell, any Notes constituting part of its allotment within the United States except in accordance with Rule 903 of Regulation S under the Securities Act or Rule 144A under the Securities Act or another applicable exemption under the Securities Act. Accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its behalf have engaged or will engage in any directed selling efforts with respect to Notes and the Initial Purchasers, their Affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes (other than a sale of Notes pursuant to Rule 144A or pursuant to Section 6(a)(i)(B) hereof), it or its Affiliates will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it or through it during the restricted period a confirmation or notice to substantially the following effect:

     "The Notes covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and
     (ii) otherwise until 40 days
     after the later of the date upon which the offering of the Notes commenced and the date of closing, except in either case in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

     SECTION 7.  INDEMNIFICATION. (a) Indemnification of Initial
Purchasers. Each of the Issuer, the Guarantor and Holdings, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Issuer, the Guarantor or Holdings; and

     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer, the Guarantor or Holdings by any Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto) provided, further, that each of the Issuer, the Guarantor and Holdings will not be liable to the Initial Purchasers or any person controlling such Initial Purchasers with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum to the extent that each of the Issuer, the Guarantor and Holdings shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that the Book-Running Manager sold securities to a person to whom such Initial Purchaser failed to send or give, at or prior to the written confirmation of the sale of such Notes, a copy of the Final Offering Memorandum (as amended or supplemented) if the Issuer, the Guarantor or Holdings has previously furnished copies thereof to such Initial Purchaser (as and to the extent required by law in order to allow for distribution of the Final Offering Memorandum in a timely manner) and the loss, liability, claim, damage or expense of the Initial Purchasers resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such Preliminary Offering Memorandum (as amended or supplemented) which was corrected in the Final Offering Memorandum (as amended or supplemented).

     (b) Indemnification of Issuer, Guarantor, Holdings and their Directors and Officers. Each Initial Purchaser agrees to indemnify and hold harmless the Issuer, the Guarantor, Holdings, their respective directors and each person, if any, who controls the Issuer, the Guarantor or Holdings within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuer, the Guarantor or Holdings by such Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section
7. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Initial Purchasers, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Issuer, the Guarantor or Holdings. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Except as expressly provided in this Section 7, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel, limited to one law firm per country) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the requirements of this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8. CONTRIBUTION. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Guarantor and Holdings on the one hand and the Initial Purchasers on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, the Guarantor and Holdings on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Issuer, the Guarantor and Holdings on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuer, the Guarantor and Holdings and the total underwriting discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes.

     The relative fault of the Issuer, the Guarantor and Holdings on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Guarantor or Holdings or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuer, the Guarantor, Holdings and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuer, the Guarantor and Holdings and each person, if any, who controls the Issuer, the Guarantor or Holdings within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuer, the Guarantor or Holdings. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Notes set forth opposite their respective names in separate letters in Schedule A hereto and not joint.

     SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Guarantor or any Subsidiary, as the case may be, submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or controlling person, or by or on behalf of the Issuer, Guarantor or Holdings and shall survive delivery of the Notes to the Initial Purchasers.

     SECTION 10. TERMINATION OF AGREEMENT. (a) Termination; General. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers by notice given to the Guarantor prior to delivery of and payment for the Notes, if prior to such time (i) trading in securities generally on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System shall have been suspended or limited or minimum prices shall have been established on any such exchange, (ii) a banking moratorium shall have been declared by the Republic of Poland, U.S. Federal or New York State authorities, (iii) there has occurred a material adverse change in the currency exchange rate or exchange controls between the Polish zloty and the U.S. dollar, which change makes it, in the judgment of the Initial Purchasers, impracticable to proceed with the offering or delivery of the Notes as contemplated in the Final Offering Memorandum (exclusive of any supplement thereto) or would be likely to prejudice materially dealings in the Notes in the secondary market or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, any member state of the European Union, or the Republic of Poland of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Offering Memorandum.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 hereof shall survive such termination and remain in full force and effect.

     SECTION 11. DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the remaining Initial Purchaser shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Initial Purchaser, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Initial Purchasers shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, the non-defaulting Initial Purchaser shall be obligated to purchase the full amount thereof, or

     (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser.

     No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Initial Purchasers or the Issuer shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 11.

     SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch International Limited at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, facsimile no. (+44) 171 892-8601, attention of Timothy Grell, with a copy to Merrill Lynch, Legal Department, facsimile no. (+44) 171 867-4291 and to Salomon Brothers International Limited at Victoria Plaza, 111 Buckingham Palace Road, London SW1W 0SB, facsimile no. (+44) 171-721 2000, attention of Malcolm Stewart; notices to the Issuer, the Guarantor or Holdings shall be directed to Polska Telefonia Cyfrowa Sp. z o.o., Al. Jerozolimskie 181, 02-222 Warzawa, Poland, facsimile no (+48) 22-573-6289 attention of Stanislaw Majewski, Chief Financial Officer.

     SECTION 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer, the Guarantor and Holdings, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Issuer, the Guarantor, Holdings and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Issuer, the Guarantor, Holdings and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO LONDON TIME.

     SECTION 15. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. Each of the Issuer, the Guarantor and Holdings agrees that any suit, action or proceeding against the Issuer, the Guarantor or Holdings, brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, City of New York, New York, and waives any objection which it may nor or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer, the Guarantor and Holdings has appointed CT Corporation System, with offices on the date hereof at 111 Eighth Avenue New York, NY 10011, as its authorized agent (the "Agent"), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any state or federal court in the Borough of Manhattan, City of New York, New York, by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person, if any, who controls any Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuer, the Guarantor and Holdings hereby represents and warrants that the Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Issuer, the Guarantor and Holdings agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Agent shall be deemed, in every respect, effective service of process upon the Issuer, the Guarantor and Holdings. Notwithstanding the foregoing, any action involving the Guarantor arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in The Netherlands, the Republic of Poland or in Luxembourg.

     To the extent that the either of the Issuer, the Guarantor or Holdings has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents.

     SECTION 16. JUDGMENT CURRENCY. Each of the Issuer, the Guarantor and Holdings agrees to indemnify each Initial Purchaser, the officers, directors and agents of such Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of New York at which any such person on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

     SECTION 17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     SECTION 18. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers, the Issuer, the Guarantor and Holdings in accordance with its terms.

                                          Very truly yours,

                                          PTC INTERNATIONAL FINANCE II S.A.,

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          PTC INTERNATIONAL FINANCE (HOLDING)
                                          B.V.,

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          POLSKA TELEFONIA CYFROWA SP. Z O.O.,

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:
CONFIRMED AND ACCEPTED,
  as of the date first above written

MERRILL LYNCH INTERNATIONAL

By:
--------------------------------------
    Name:
    Title:

SALOMON BROTHERS INTERNATIONAL LIMITED

By:
--------------------------------------
    Name:
    Title:

                                   SCHEDULE A

                                                                 PRINCIPAL       PRINCIPAL
                                                                 AMOUNT OF       AMOUNT OF
NAME OF INITIAL PURCHASER                                        EURO NOTES     DOLLAR NOTES
-------------------------                                       ------------    ------------
Merrill Lynch International.................................    E165,000,000    $ 82,500,000
Salomon Brothers International Limited......................     135,000,000      67,500,000
                                                                ------------    ------------
Total.......................................................    E300,000,000    $150,000,000
                                                                ============    ============

                                   SCHEDULE B

                       PTC INTERNATIONAL FINANCE II S.A.
            *300,000,000 11 1/4% SENIOR SUBORDINATED NOTES DUE 2009 $150,000,000 11 1/4% SENIOR SUBORDINATED NOTES DUE 2009

     1. The purchase price to be paid by the Initial Purchasers for the Notes shall be 98.528% of the principal amount thereof. The Guarantor will pay the Initial Purchasers *8,250,000 in commission in connection with the sale of the Euro Notes and $4,125,000 in commission in connection with the sale of the Dollar Notes.

     2. The interest rate on the Euro Notes shall be 11 1/4% per annum; interest will be payable semi-annually on June 1 and December 1. The interest rate on the Dollar Notes shall be 11 1/4% per annum; interest will be payable semi-annually on June 1 and December 1.

     3.  The Notes will mature on December 1, 2009.

     4. The redemption price supplied in the Offering Memorandum (and correspondingly in the Indentures) with respect to redemptions of Notes from the proceeds of Equity Offerings shall be 111 1/4% of the principal amount thereof.

     5. The redemption prices supplied in the Offering Memorandum (and correspondingly in the Indentures) relating to the Notes shall be:

                                                                REDEMPTION
YEAR                                                              PRICE
----                                                            ----------
2004........................................................    105.625%
2005........................................................    103.750%
2006........................................................    101.875%
2007(and thereafter)........................................    100.000%

                                   SCHEDULE B

                       PTC INTERNATIONAL FINANCE II S.A.
            *300,000,000 11 1/4% SENIOR SUBORDINATED NOTES DUE 2009 $150,000,000 11 1/4% SENIOR SUBORDINATED NOTES DUE 2009

     1. The purchase price to be paid by the Initial Purchasers for the Notes shall be 98.528% of the principal amount thereof. The Guarantor will pay the Initial Purchasers *8,250,000 in commission in connection with the sale of the Euro Notes and $4,125,000 in commission in connection with the sale of the Dollar Notes.

     2. The interest rate on the Euro Notes shall be 11 1/4% per annum; interest will be payable semi-annually on June 1 and December 1. The interest rate on the Dollar Notes shall be 11 1/4% per annum; interest will be payable semi-annually on June 1 and December 1.

     3.  The Notes will mature on December 1, 2009.

     4. The redemption price supplied in the Offering Memorandum (and correspondingly in the Indentures) with respect to redemptions of Notes from the proceeds of Equity Offerings shall be 111 1/4% of the principal amount thereof.

     5. The redemption prices supplied in the Offering Memorandum (and correspondingly in the Indentures) relating to the Notes shall be:

                                                                REDEMPTION
YEAR                                                              PRICE
----                                                            ----------
2004........................................................    105.625%
2005........................................................    103.750%
2006........................................................    101.875%
2007(and thereafter)........................................    100.000%